AGREEMENT
                                      OF
                              LIMITED PARTNERSHIP
                                      OF
                        REICH & TANG DISTRIBUTORS L.P.

            THIS AGREEMENT OF LIMITED PARTNERSHIP, dated as of January 4, 1991, is entered into by and among REICH & TANG, INC., a Delaware corporation, and REICH & TANG L.P., a Delaware limited partnership.

                                   ARTICLE I
                                  DEFINITIONS

            The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.
            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question; provided, however, that, for purposes of the restrictive provisions of Sections 7.5, 7.6, and 7.8, neither the MLP nor any Operating Partnership nor any of their respective subsidiaries shall be deemed to be Affiliates of the General Partner. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the

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management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
            "Agreed Value" of any Contributed Property means the fair market value of such property as of the time of contribution (or, in the case of cash, the amount thereof), as determined by the General Partner using such reasonable method of valuation as it may adopt.
            "Agreement" means this agreement of limited partnership, as amended or restated from time to time.
            "Business Day" means any day other than a Saturday, a Sunday, or a legal holiday recognized as such by the Government of the United States or the State of New York or the District of Columbia.
            "Capital Contribution" means any Contributed Property which a Partner contributes to the Partnership.
            "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.5, as amended or restated from time to time.
            "Code" means the Internal Revenue Code of 1986, as amended from time to time.
            "Contributed Property" means any cash, property or other consideration (in such form as may be permitted under the Delaware Act) contributed to the Partnership.
            "Contributing Partner" means any Partner contributing
Contributed Property to the Partnership.

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            "Delaware Act" means the Delaware Revised Uniform Limited
Partnership Act, as amended from time to time, and any successor to such Act.
            "Designated Expenses" means all costs and expenses (direct or indirect) incurred by the General Partner which are directly or indirectly related to the formation, capitalization, business or activities of the Partnership (including, without limitation, expenses, direct or indirect, reasonably allocated to the General Partner by its Affiliates); provided, however, that Designated Expenses shall not include any cost or expense for which the General Partner is not entitled to be reimbursed by reason of the proviso at the end of the Section 7.10(b).
            "General Partner" means RTI, in its capacity as the general partner of the Partnership, and any successor to RTI as such general partner.
            "Indemnitee" means the General Partner, any Affiliate of the General Partner, any Person who is or was a director, officer, employee or agent of the General Partner or any such Affiliate, or any Person who is or was serving at the request of the General Partner or any such Affiliate as a director, officer, partner, trustee, employee or agent of another Person.
            "Limited Partner" means the MLP, in its capacity as the limited partner of the Partnership, and any successor to the MLP as such limited partner.
            "Liquidator" has the meaning specified in Section 12.3.

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            "MLP" means Reich & Tang L.P., a Delaware limited
partnership.
            "MLP Agreement" means the agreement of limited partnership, dated as of May 29, 1987, governing the rights and obligations of the partners of the MLP.
            "MLP General Partner" means RTI, in its capacity as the general partner of the MLP, and any successor to RTI as such general partner.
            "Net Agreed Value" means with respect to any Contributed Property, the Agreed Value of such Contributed Property reduced by any indebtedness either assumed by the Partnership upon contribution of such Contributed Property or to which such Contributed Property is subject when contributed.
            "Operating Partnership" means any limited partnership through which the MLP may conduct any and all of its activities, the general partner of which shall be RTI or the general partner of the MLP and the limited partner of which shall be the MLP.
            "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel of the General Partner or any of its Affiliates) acceptable to the General Partner.
            "Partner" means the General Partner or the Limited
Partner.
            "Partnership" means Reich & Tang Distributors L.P., a Delaware limited partnership.
            "Partnership Interest" means a general partner's or limited partner's interest in the Partnership.

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            "Person" means an individual, a corporation, a
partnership, a trust, an unincorporated organization, an association or any other entity.
            "RTI" means Reich & Tang, Inc.
            "RTI Contributed Property" means any cash, property or other consideration (in such form as may be permitted under the Delaware Act) contributed to the Partnership by RTI.
            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor to such statute.
            References herein to "States" include, except as the context may otherwise require, the State of Delaware.

                                  ARTICLE II
                            ORGANIZATIONAL MATTERS

               2.1 Formation. Subject to the provisions of this Agreement, the General Partner and the Limited Partner have formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Limited Partner hereby enter into this Agreement to set forth the rights and obligations of the Partners and certain matters related thereto. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.
            2.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name

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of, "Reich & Tang Distributors L.P."; provided, however, that (a) the
Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, (b) the General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and (c) the name under which the Partnership conducts business shall include "Ltd." or "Limited Partnership" (or similar words or letters) where necessary for purposes of maintaining the limited liability status of the Limited Partner or otherwise complying with the laws of any jurisdiction that so requires.
            2.3 Principal Office; Registered Office. The principal office of the Partnership shall be 100 Park Avenue, New York, N.Y. 10017, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other places as the General Partner deems advisable.
            2.4 Term. The Partnership shall continue in existence until the close of Partnership business on December 31, 2086 or until the earlier termination of the Partnership in accordance with the provisions of Article XII.
            2.5 Organizational Certificate. A Certificate of Limited Partnership of the Partnership has been filed with the Secretary of State of Delaware as required by the Delaware Act. The General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in Delaware

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and any other state in which the Partnership may elect to do business. The
General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partner has limited liability) under the laws of Delaware and any state or jurisdiction in which the Partnership may elect to do business.
            2.6 Partnership Interests. Effective as of the date hereof, the Limited Partner has a 99% Partnership Interest and the General Partner has a 1% Partnership Interest.

                                  ARTICLE III
                                    PURPOSE

            3.1 Purpose. The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships shall be organized under the Delaware Act.

                                  ARTICLE IV
                             CAPITAL CONTRIBUTIONS

            4.1 Capital Contributions. (a) Prior to the date hereof, the Limited Partner contributed to the Partnership certain assets necessary to conduct the business of the Partnership, and the General Partner contributed to the Partnership an amount equal to 1/99th of the Net Agreed Value of the Capital Contribution then being made by the Limited Partner.

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            (b) Whenever a Partner makes a Capital Contribution (other than
Capital Contributions required by Section 4.1 (a)), the other Partner shall contribute to the Partnership Contributed Property such that the Net Agreed Value of the Capital Contribution then being made by the General Partner is equal to 1/99th of the Net Agreed Value of the Capital Contribution then being made by the Limited Partner.
            4.2 No Preemptive Rights. No Partner shall have any preemptive right with respect to the issuance or sale of securities that may be issued by the Partnership.
            4.3 No Interest. No interest shall be paid by the Partnership on Capital Contributions.
            4.4 Loans from Partners. Loans or other advances by a Partner to or for the account of the Partnership shall not be considered Capital Contributions.

                                   ARTICLE V
                                 DISTRIBUTIONS

            5.1 Distributions. From time to time, not less often then quarterly, the General Partner shall review the Partnership's accounts to determine whether distributions are appropriate. The General Partner may make such cash distributions as it, in its sole discretion, may determine, without being limited to current or accumulated income or gains, from any Partnership funds, including, without limitation, Partnership revenues, Capital Contributions or borrowed funds.

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In its sole discretion, the General Partner may also distribute to the
Partners other Partnership property, or securities of the Partnership or other entities.
            All distributions shall be made concurrently to both Partners and shall be made 99% to the Limited Partner and 1% to the General Partner.
            Amounts paid pursuant to Section 7.4 shall not be deemed to be distributions for purpose of this Agreement.

                                  ARTICLE VI
                              INCOME TAX MATTERS

            6.1 Tax Allocations. (a) For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated 99% to the Limited Partner and 1% to the General Partner.
            6.2 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions, credits and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to the Limited Partner within 90 days after the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses, deductions, credits and other items shall be on the accrual method of

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



accounting for federal income tax purposes, unless the General Partner shall determine otherwise in its sole discretion.
            6.3 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election.
            6.4 Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. The Limited Partner agrees to cooperate with the General Partner and to do or refrain from doing any and all things reasonably required by the General Partner to conduct such proceedings.

                                  ARTICLE VII
                     MANAGEMENT AND OPERATION OF BUSINESS;
                                INDEMNIFICATION

              7.1 Powers of General Partner. Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be exclusively vested in the General Partner, and the Limited

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Partner shall not have any power to control or manage the business and affairs of the Partnership.
            In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner is hereby authorized and empowered, in the name of and on behalf of the Partnership, to do and perform any and all acts and things which it deems appropriate or necessary in the conduct of the business and affairs of the Partnership, including, without limitation, the following:
            (a) to lend or borrow money, to assume, guarantee or otherwise become liable for indebtedness and other liabilities and to issue evidences of indebtedness;
            (b) to buy, lease (as lessor or lessee), sell, mortgage, encumber or otherwise acquire or dispose of any or all of the assets of the Partnership (subject to the provisions of Article XIV);
            (c) to own, use and invest the assets of the Partnership;
            (d) to purchase or sell products, services and supplies;
            (e) to make tax, regulatory or other filings, and to render periodic and other reports, to governmental agencies or bodies having jurisdiction over the assets or business of the Partnership;

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            (f)   to open, maintain and close bank accounts and to
draw checks and other orders for the payment of money;
            (g) to negotiate, execute and perform any contracts, conveyances or other instruments;
            (h)   to distribute Partnership cash;
            (i) to utilize the services of officers and employees of the General Partner or of any other Persons and to select and dismiss employees (if any) and outside attorneys, accountants, consultants and contractors;
            (j) to maintain insurance for the benefit of the Partnership and the Partners;
            (k) to form, participate in or contribute or loan cash or property to limited or general partnerships, joint ventures, corporations or similar arrangements;
            (l) to expand the business activities in which the Partnership is engaged or engage in new business activities by acquisition or internal development; and
            (m) to conduct litigation and incur legal expenses and otherwise deal with or settle claims or disputes; in each case at such times and upon such terms and conditions as the General Partner deems appropriate or necessary, and subject to any express restrictions contained elsewhere in this Agreement.
            7.2 Duties of General Partner. The General Partner shall manage the business and affairs of the Partnership in the manner the General Partner deems appropriate or necessary.

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Without limiting the generality of the foregoing, the General Partner's duties shall include the following:
            (a)   to take possession of the assets of the
Partnership;
            (b) to staff and operate the business of the Partnership with the officers and employees of the General
Partner or of other Persons;
            (c) to render or cause to be rendered technical services and perform or cause to be performed financial, accounting, logistical and other administrative functions for the Partnership;
            (d) to render such reports and make such periodic and other filings as may be required under applicable federal, state and local laws, rules and regulations;
            (e) to provide or cause to be provided purchasing, procurement, repair and other services for the Partnership; and
            (f) to conduct the business of the Partnership in accordance with this Agreement and all applicable laws, rules and regulations; in each case in such a manner as the General Partner deems appropriate or necessary.
            7.3 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership

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and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. The Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
            7.4  Compensation and Reimbursement of the General
Partner.  (a) Except as provided in this Section 7.4 or elsewhere

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in this Agreement, or any other agreement contemplated or permitted hereby or thereby, the General Partner shall not be compensated for its services as General Partner to the Partnership.
            (b) The General Partner shall be promptly reimbursed for all Designated Expenses, in addition to any reimbursement as a result of indemnification in accordance with Section 7.10. The General Partner shall determine such Designated Expenses in any reasonable manner determined by it.
            (c) The General Partner may propose and adopt without the approval of the Limited Partner fringe benefit plans, including, without limitation, plans comparable to those that cover employees employed by the MLP and plans involving the issuance of units of partnership interest, for the benefit of employees of the Partners, the Partnership, or any of their respective Affiliates, in respect of services performed, or obligated to be performed, directly or indirectly, for the benefit of the Partnership.
            7.5 Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as shall be designated by the General Partner, and shall not be commingled with the funds of the General Partner or any of its Affiliates. All withdrawals from or charges against such accounts shall be made by the General Partner or by its agents, which agents may be Affiliates of the General Partner. Funds of the Partnership may be invested as determined by the General Partner.

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            7.6 Outside Activities; Contracts with Affiliates; Loans to or from Affiliates. (a) The General Partner shall not have any business interests or engage in any business activities except for those relating to the Partnership, the MLP or any Operating Partnership, provided that the General Partner shall be allowed to manage its own passive investments and the investments of an RTI benefit plan, if any.
            (b) Any Affiliate of the General Partner and any director, officer, partner or employee of the General Partner or any of its Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership, for their own account and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the Partnership, or either Partner. Neither the Partnership nor either of the Partners shall have any rights by virtue of this Agreement or the partnership relationship governed hereby in any such business interests.
            (c) The Limited Partner hereby agrees that the General Partner is authorized to execute, deliver and perform any other agreements, acts, transactions and matters contemplated hereby on behalf of the Partnership without any further approval or vote of the Limited Partner, notwithstanding any other provision of this Agreement.

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            (d) Subject to the provisions of Section 7.4(a), the General
Partner and its Affiliates may enter into contracts with, or render services to, the Partnership provided that such contracts or services are on terms that are fair and reasonable to the Partnership.
            (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey property to, or purchase property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership.
            (f) The General Partner or any of its Affiliates may lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine; provided, however, that the General Partner or an Affiliate may not charge the Partnership interest greater than the rate (including points or other financing charges or fees) that would be charged to the Partnership by unrelated lenders on comparable loans. The Partnership shall reimburse the General Partner or its Affiliate, as the case may be, for any costs incurred by the General Partner or Affiliate in connection with the borrowing of funds obtained by such General Partner or Affiliate and loaned to the Partnership.
            (g) The Partnership may lend funds to the General Partner or any of its Affiliates; provided, however, that the Partnership may not lend funds to the General Partner or an Affiliate unless such funds consist of funds available after

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



provision for working capital and such reserves as the General Partner deems appropriate and such loans shall bear interest at the rate (including points or other financing charges or fees) that the General Partner would be charged by unrelated lenders on comparable loans.
            7.7 Tax Basis and Value Determinations. To the extent that the General Partner is required pursuant to the provisions of this Agreement to establish fair market values or allocate amounts realized, tax basis, Agreed Values or Net Agreed Values, the General Partner shall establish such values and make such allocations in a manner that is reasonable and fair to the Limited Partner, taking into account all applicable laws, governmental regulations, rulings and decisions. The General Partner may, in its sole discretion, modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision appropriate or necessary. The General Partner is authorized, to the extent deemed by it to be appropriate or necessary, to utilize the services of an independent appraiser in establishing such values or allocations and the General Partner shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.
            7.8  Resolution of Conflicts of Interest; Standard of
Care. (a) Unless otherwise expressly provided in this Agreement or any other agreement contemplated hereby, (i) whenever a

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conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or the Limited Partner, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates shall act in a manner which is, or provides terms which are, fair and/or reasonable to the Partnership, the MLP, any Operating Partnership or the Limited Partner, the General Partner or such Affiliate shall resolve such conflict of interest, take such action or provide such terms, considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting or engineering practices or principles, and in the absence of bad faith by the General Partner or such Affiliate, shall not constitute a breach of this Agreement or any other agreement contemplated hereby or a breach of any standard of care or duty imposed hereby or under the Delaware Act or any other applicable law, rule or regulation.
            (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled, to the extent permitted by applicable law, to consider only such interests and factors as it desires and shall have no

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duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partner, or (ii) in its "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and, except as required by applicable law, shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law.
            7.9 Other Matters Concerning the General Partner. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any certificate, document or other instrument believed by it to be genuine and to have been signed or presented by the proper party or parties.
            (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisors selected by it and any opinion or advice of any such Person as to matters which the General Partner believes to be within such Person's professional or expert competence shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion or advice.
            (c) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any

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misconduct or negligence on the part of any such agent appointed by the
General Partner in good faith.
            7.10 Limited Liability; Indemnification. (a) Notwith-standing anything to the contrary in this Agreement, and except to the extent required by applicable law, no Indemnitee shall be liable to the Partnership or any Partner for any action taken or omitted to be taken by such Indemnitee, provided that such Indemnitee acted in good faith and such action or omission does not involve the gross negligence or willful misconduct of such Indemnitee. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith or that an action or omission involves gross negligence or willful misconduct.
            (b) The Partnership shall, to the extent permitted by applicable law, indemnify each Indemnitee against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which such Indemnitee was or is a party or is threatened to be made a party, by reason of
(i) such Indemnitee's status as a General Partner, any Affiliate of the General Partner, any Person who is or was a director, officer, employee or agent of the General Partner or any such Affiliate, or any Person who is or was serving at the

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request of the General Partner or any such Affiliate as a director, officer, partner, trustee, employee or agent of another Person or (ii) any action taken or omitted to be taken by such Indemnitee in any capacity referred to in clause (i) of this Section 7.10(b), relating to this Agreement or the property, business, affairs or management of the Partnership, the MLP, or any Operating Partnership (provided the Indemnitee acted in good faith and the act or omission which is the basis of such claim, demand, action, suit or proceeding does not involve the gross negligence or willful misconduct of such Indemnitee).
            (c) Expenses (including legal fees and expenses) incurred in defending any claim, demand, action, suit or proceeding subject to Section 7.10(b) shall be paid by the Partnership in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, as permitted by the Delaware Act or other applicable law, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.
            (d) The indemnification provided by Section 7.10(b) shall be in addition to any other rights to which an Indemnitee may be entitled, and shall continue as to an Indemnitee who has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification and shall inure to the benefit of the

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



heirs, successors, assigns, administrators and personal representatives of the Indemnitee.
            (e) To the extent commercially reasonable, the Partnership shall purchase and maintain insurance on behalf of the Indemnitees against any liability which may be asserted against or expense which may be incurred by an Indemnitee in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify an Indemnitee against such liability under the provisions of this Agreement.
            (f) An Indemnitee shall not be denied indemnification in whole or in part under Section 7.10(b) because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
            (g) The provisions of this Section 7.10 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

                                 ARTICLE VIII
                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

            8.1 Limitation of Liability. The Limited Partner shall have no liability under this Agreement (including, without limitation, liability under Section 7.10) except as provided in Section 4.1.

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            8.2 Management of Business. The Limited Partner shall not take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.
            8.3 Outside Activities. The Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor the General Partner shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of the Limited Partner.
            8.4 Return of Capital. The Limited Partner shall not be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.
            8.5 Rights of Limited Partners Relating to the Partnership. In addition to other rights provided by this Agreement or by applicable law, the Limited Partner shall have all rights of a limited partner pursuant to the Delaware Act.


                                    -24-
 307427.1

                                  ARTICLE IX
                         BOOKS, RECORDS AND ACCOUNTING

                9.1 Books, Records and Accounting. The General
Partner shall keep or cause to be kept books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any books and records maintained by the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, disks, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on the accrual basis, or on a cash basis adjusted periodically to an accrual basis, as the General Partner shall determine in its sole discretion, in accordance with generally accepted accounting principles and applicable law.
            9.2 Fiscal Year. The fiscal year of the Partnership for financial reporting purposes shall be the calendar year, unless the General Partner shall determine otherwise in its sole discretion.


                                    -25-
 307427.1

                                   ARTICLE X
             TRANSFER OF PARTNERSHIP INTERESTS; SUCCESSOR PARTNERS

            10.1  Transfer of Partnership Interests.  Neither
Partner may transfer any of its Partnership Interest unless (a) all of its Partnership Interest is being transferred and the transferee assumes all of the rights and obligations of such Partner hereunder, (b) the transfer is to an Affiliate of such Partner or is in connection with the Partner's merger or consolidation with, or a transfer of all or substantially all of a Partner's assets to, another Person, or the transfer is approved by the other Partner and (c) the Partnership receives an Opinion of Counsel that (i) such transfer would not result in the loss of limited liability of the Limited Partner or cause the Partnership or the MLP or any Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes.
            10.2 Successor Partners. Any Person becoming a successor General Partner pursuant to Section 11.1 or the proviso to Section 12.1 or the transferee of the entire Partnership
Interest of a Partner pursuant to Section 10.1 shall be admitted to the Partnership as a successor Partner, effective as of the date an amendment or restatement of the Certificate of Limited
Partnership is filed with the Secretary of the State of Delaware effecting such substitution; provided, however, that no such successor shall be so admitted until it has agreed in writing to assume that former Partner's obligations hereunder. This

                                    -26-
 307427.1

Agreement and the Certificate of Limited Partnership shall be amended as appropriate to reflect the termination of the former Partner and the admission of the successor Partner.

                                  ARTICLE XI
                        REMOVAL OF THE GENERAL PARTNER

              11.1 Removal of the General Partner. The removal of the MLP General Partner from the MLP shall also constitute the removal of the General Partner from the Partnership, effective as of the date on which the MLP General Partner's removal is effective. The Person approved as successor MLP General Partner (or its designated Affiliate) shall become the successor General Partner.
            11.2 Sale of Former General Partner's Interest. If a successor General Partner is approved pursuant to Section 11.1 or 12.2 or the proviso to
Section 12.1, such successor shall purchase from the former General Partner and the former General Partner shall sell to such successor, the Partnership Interest of the former General Partner for an amount in cash equal to the fair market value thereof, determined as of the date of the departure of the former General Partner. Such fair market value shall be determined by agreement between the former General Partner and its successor or, failing agreement within 30 days after the date the successor General Partner is so admitted, by a firm of independent appraisers jointly selected by the former General Partner and its successor (or, if the former General

                                    -27-
 307427.1

Partner and its successor cannot agree on the selection of such a firm within 45 days after the date the successor General Partner is so admitted, by a firm of independent appraisers selected by two firms, one of which will be selected by the former General Partner and the other of which will be selected by the successor).

                                  ARTICLE XII
                          DISSOLUTION AND LIQUIDATION

             12.1 Dissolution. The Partnership shall be dissolved, and its affairs shall be wound up, upon:
                  (a)   expiration of its term as provided in
      section 2.4;
                  (b) bankruptcy or dissolution of the General Partner, or any other event that results in the General Partner ceasing to be a general partner in the Partnership (other than by reason of removal pursuant to Section 11.1 or a transfer pursuant to Section 10.1); or
                  (c)   an election by the General Partner to
      dissolve the Partnership;
provided, however, that the Partnership shall not be dissolved upon an event described in Section 12.1(b) if, within 90 days of such event, the Limited Partner agrees in writing to continue the business of the Partnership and to the appointment of a successor General Partner.

                                    -28-
 307427.1

            For purposes of this Section 12.1, bankruptcy of the General Partner shall be deemed to have occurred when (i) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties,
(iii) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief, under any bankruptcy, insolvency or similar law now or hereafter in effect, (iv) it executes and delivers a general assignment for the benefit of its creditors, (v) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (i) above, or (vi) (1) any involuntary proceeding of the nature described in clause (i) above has not been dismissed 120 days after the commencement thereof or (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator for it or for all or any substantial part of its properties has not been vacated or stayed within 90 days of such appointment, or (3) such appointment has been stayed but is not vacated within 90 days after the expiration of any such stay.
            12.2 Reconstitution. Upon dissolution of the Partnership in accordance with Section 12.1(b), and a failure of all Partners to agree to continue the business of the Partnership

                                    -29-
 307427.1
and to the appointment of a successor General Partner as provided in the proviso to Section 12.1, then within 180 days after the event described in
Section 12.1(b), the remaining Partners may elect to reconstitute the Partnership and continue its business by forming a new partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by such Partners. Upon any such election by such Partners, all partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within such 180-day period, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within such 180-day period, then (a) the reconstituted partnership shall continue until the end of the term set forth in Section 2.4 unless earlier dissolved in accordance with this Article XII and (b) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership; provided that the right to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership received an Opinion of Counsel that (i) the exercise of the right would not result in the loss of limited liability of the Limited Partner and (ii) neither the Partnership, the reconstituted partnership, the MLP nor any Operating Partnership would be treated as an association taxable as a corporation for federal income tax purposes.

                                    -30-
 307427.1

            12.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is reconstituted pursuant to Section 12.2, the General Partner or, in the event the General Partner has been removed or dissolved or become bankrupt (as defined in section 12.1), a liquidator or liquidating committee approved by the Limited Partner shall be the liquidator of the Partnership (the "Liquidator"). The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the Limited Partner. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by the Limited Partner. Upon dissolution, resignation or removal of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and obligations of the original Liquidator) shall, within 30 days thereafter, be approved by the Limited Partner. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the restrictions set forth in Article
XIV) to the extent appropriate or necessary in the good faith judgment of the Liquidator to carry out the duties and

                                    -31-
 307427.1
functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:
                  (a)   to creditors of the Partnership (including
      Partners); and
                  (b) to the Partners, 99% to the Limited Partner and 1% to the General Partner;
provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.
            12.4 Distribution in Kind. Notwithstanding the provisions of
Section 12.3 requiring the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and may, in its sole discretion, distribute to the

                                    -32-
 307427.1

Partners, or to specific classes of Partners, as tenants in common, in lieu of cash, and as their interests may appear in accordance with the provisions of
Section 12.3(b), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable and to any joint ownership agreements or other agreements governing the ownership and operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
            12.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property pursuant to Sections
12.3 and 12.4, the Partnership shall be terminated, and the Liquidator (or the Limited Partner if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than Delaware and shall take such other actions as may be necessary to terminate the Partnership.
            12.6 Return of Capital. The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

                                    -33-
 307427.1

            12.7 Waiver of Partition. Each Partner hereby waives any rights to partition of the Partnership property.

                                 ARTICLE XIII
                      AMENDMENT OF PARTNERSHIP AGREEMENT

            13.1 Amendments Which May be Adopted Solely by the General Partner. The General Partner may amend any provision of this Agreement without the consent of the Limited Partner, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:
                  (a) a change in the name of the Partnership, in the location of the principal place of business of the Partnership or in the registered office or registered agent of the Partnership;
                  (b) a change that the General Partner deems appropriate or necessary to (i) qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partner has limited liability) under the laws of any state or jurisdiction or (ii) ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;
                  (c) a change that the General Partner in its sole discretion deems appropriate or necessary to satisfy any requirements, conditions or guidelines contained in any

                                    -34-
 307427.1
      order, rule or regulation of any federal or state agency or contained in any federal or state statute;
                  (d) a change that is appropriate or necessary, as determined by an Opinion of Counsel, to prevent the Partnership, the General Partner, its Affiliates and their respective directors and officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
                  (e) a change that is required or contemplated by any provision of this Agreement, including, without limitation, Section 10.2;
                  (f) a change that in the good faith opinion of the General Partner does not adversely affect the Limited Partner in any material respect; or
                  (g)   any changes or events similar to the
      foregoing.
            13.2  Other Amendments.  Amendments to this Agreement
(other than amendments adopted pursuant to Section 13.1) shall be effective only when approved by both Partners.


                                    -35-
 307427.1

                                  ARTICLE XIV
                             CERTAIN RESTRICTIONS

              14.1 Sale of Assets. Without the prior approval of the Limited Partner, the General Partner shall not, acting on behalf of the Partnership, sell or otherwise dispose of, or consent to the sale or other disposition of, all or substantially all of the assets owned directly or indirectly by the Partnership.
            14.2 Minimum Net Worth of General Partner. The General Partner shall at all times have assets that can be reached by creditors (excluding its Partnership Interest or its interest in the MLP or any Operating Partnership and any notes receivable from or payable to the Partnership, the MLP or any Operating Partnership) having a fair market value (using such reasonable method of valuation as the General Partner may adopt) sufficient so that in the Opinion of Counsel the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes.

                                  ARTICLE XV
                              GENERAL PROVISIONS

            15.1 Opinions Regarding Taxation as a Partnership.
Notwithstanding any other provisions of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership receive an Opinion of Counsel that the proposed action would not result in the

                                    -36-
 307427.1

Partnership or any other Person being treated as an association taxable as a corporation for federal income tax purposes (a) shall not be applicable to the extent that the Partnership or such person is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes and (b) shall be deemed satisfied by an Opinion of Counsel containing conditions, limitations and qualifications which are acceptable to the General Partner in its sole discretion.
            15.2 Personal Property. The Partnership Interest of any Partner shall be personal property for all purposes.
            15.3 Addresses and Notices. Any notice to the Partnership, the General Partner or the Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to
Section 2.3.
            15.4 Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.
            15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
            15.6 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                                    -37-
 307427.1

            15.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition.
            15.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
            15.9 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.


                                    -38-
 307427.1

            15.10 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the General Partner and the Limited Partner as of the date first above written.

                                    REICH & TANG, INC.
                                      As General Partner


                                      By:_________________________


                                    REICH & TANG L.P.
                                      As Limited Partner

                                    By:   Reich & Tang, Inc.,
                                          its General Partner


                                      By:__________________________


                                    -39-
 307427.1

                                   AGREEMENT

                                      OF

                              LIMITED PARTNERSHIP

                                      OF

                        REICH & TANG DISTRIBUTORS L.P.













 307427.1

                        REICH & TANG DISTRIBUTORS L.P.

                               TABLE OF CONTENTS



                                   ARTICLE I
                                  DEFINITIONS

"Affiliate"................................................................  1
"Agreed Value".............................................................  2
"Agreement"................................................................  2
"Business Day".............................................................  2
"Capital Contribution".....................................................  2
"Certificate of Limited Partnership".......................................  2
"Code".....................................................................  2
"Contributed Property".....................................................  2
"Contributing Partner".....................................................  2
"Delaware Act".............................................................  3
"Designated Expenses"......................................................  3
"General Partner"..........................................................  3
"Indemnitee"...............................................................  3
"Limited Partner"..........................................................  3
"Liquidator"...............................................................  3
"MLP"......................................................................  4
"MLP Agreement"............................................................  4
"MLP General Partner"......................................................  4
"Net Agreed Value".........................................................  4
"Operating Partnership"....................................................  4
"Opinion of Counsel".......................................................  4
"Partner"..................................................................  4
"Partnership"..............................................................  4
"Partnership Interest".....................................................  4
"Person"...................................................................  5
"RTI"......................................................................  5
"RTI Contributed Property".................................................  5
"Securities Act"...........................................................  5
"States"...................................................................  5

                                  ARTICLE II
                            ORGANIZATIONAL MATTERS

2.1  Formation.............................................................  5
2.2  Name..................................................................  5
2.3  Principal Office; Registered Office...................................  6
2.4  Term..................................................................  6
2.5  Organizational Certificate............................................  6
2.6  Partnership Interests.................................................  7



                                      -i-
 307427.1

                                  ARTICLE III
                                    PURPOSE

3.1  Purpose...............................................................  7

                                  ARTICLE IV
                             CAPITAL CONTRIBUTIONS

4.1  Capital Contributions.................................................  7
4.2  No Preemptive Rights..................................................  8
4.3  No Interest...........................................................  8
4.4  Loans from Partners...................................................  8

                                   ARTICLE V
                                 DISTRIBUTIONS

5.1  Distributions.........................................................  8

                                  ARTICLE VI
                              INCOME TAX MATTERS

6.1  Tax Allocations.......................................................  9
6.2  Preparation of Tax Returns............................................  9
6.3  Tax Elections......................................................... 10
6.4  Tax Controversies..................................................... 10

                                  ARTICLE VII
                     MANAGEMENT AND OPERATION OF BUSINESS;
                                INDEMNIFICATION

7.1  Powers of General Partner............................................. 10
7.2  Duties of General Partner............................................. 12
7.3  Reliance by Third Parties............................................. 13
7.4  Compensation and Reimbursement of the General Partner................. 14
7.5  Partnership Funds..................................................... 15
7.6   Outside Activities; Contracts with Affiliates; Loans to or from Affiliates...................................................... 16
7.7  Tax Basis and Value Determinations.................................... 18
7.8  Resolution of Conflicts of Interest; Standard of Care................. 18
7.9  Other Matters Concerning the General Partner.......................... 20
7.10  Limited Liability; Indemnification................................... 21

                                 ARTICLE VIII
                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1  Limitation of Liability............................................... 23
8.2  Management of Business................................................ 24
8.3  Outside Activities.................................................... 24
8.4  Return of Capital..................................................... 24
8.5  Rights of Limited Partners Relating to the Partnership................ 24



                                     -ii-
 307427.1

                                  ARTICLE IX
                         BOOKS, RECORDS AND ACCOUNTING

9.1  Books, Records and Accounting......................................... 25
9.2  Fiscal Year........................................................... 25

                                   ARTICLE X
             TRANSFER OF PARTNERSHIP INTERESTS; SUCCESSOR PARTNERS

10.1  Transfer of Partnership Interests.................................... 26
10.2  Successor Partners................................................... 26

                                  ARTICLE XI
                        REMOVAL OF THE GENERAL PARTNER

11.1  Removal of the General Partner....................................... 27
11.2  Sale of Former General Partner's Interest............................ 27

                                  ARTICLE XII
                          DISSOLUTION AND LIQUIDATION

12.1  Dissolution.......................................................... 28
12.2  Reconstitution....................................................... 29
12.3  Liquidation.......................................................... 31
12.4  Distribution in Kind................................................. 32
12.5  Cancellation of Certificate of Limited Partnership................... 33
12.6  Return of Capital.................................................... 33
12.7  Waiver of Partition.................................................. 34

                                 ARTICLE XIII
                      AMENDMENT OF PARTNERSHIP AGREEMENT

13.1  Amendments Which May be Adopted Solely by the General
      Partner.............................................................. 34
13.2  Other Amendments..................................................... 35

                                  ARTICLE XIV
                             CERTAIN RESTRICTIONS

14.1  Sale of Assets....................................................... 36
14.2  Minimum Net Worth of General Partner................................. 36

                                  ARTICLE XV
                              GENERAL PROVISIONS

15.1  Opinions Regarding Taxation as a Partnership......................... 36
15.2  Personal Property.................................................... 37
15.3  Addresses and Notices................................................ 37
15.4  Headings............................................................. 37
15.5  Binding Effect....................................................... 37
15.6  Integration.......................................................... 37
15.7  Waiver............................................................... 38

                                     -iii-
 307427.1

15.8  Counterparts......................................................... 38
15.9  Severability......................................................... 38
15.10  Applicable Law...................................................... 39


                                     -iv-
 307427.1

                       Amended and Restated Agreement of
                            Limited Partnership of
                        Reich & Tang Distributors L.P.

                                First Amendment


                  This First Amendment (the "First Amendment") to the Amended and Restated Agreement of Limited Partnership of Reich & Tang Distributors L.P. (the "Agreement") is entered into as of the 1st day of October, 1994 (the "Amendment Date") by and among Reich & Tang Asset Management, Inc. ("R&TAM" or the "General Partner") and Reich & Tang Asset Management L.P.
("R&TAMLP" or the "Limited Partner").

                  Section references and other capitalized terms not otherwise defined herein have the meaning assigned to them by the Agreement.

                  WHEREAS, pursuant to Section 10.1 of the Agreement, New England Investment Companies, Inc. ("NEIC") has transferred its entire general Partnership Interest in the Partnership to R&TAM in accordance with the terms of the Acknowledgement of Contribution, Issuance of Shares and Purchase and Sale in respect of Reich & Tang Asset Management, Inc. of even date herewith;

                  WHEREAS, pursuant to Section 10.1 of the Agreement, New England Investment Companies, L.P. ("NEICLP") has transferred its entire limited Partnership Interest in the Partnership to R&TAMLP in accordance with the terms of the Contribution to Partnership in respect of Reich & Tang Asset Management L.P. of even date herewith;

                  WHEREAS, in connection with the aforementioned transfers, NEIC and NEICLP have relinquished all of their Partnership Interests and are no longer Partners of the Partnership, and R&TAM and R&TAMLP have agreed to assume the obligations of NEIC and NEICLP, respectively, and have become successor Partners of the Partnership; and

                  WHEREAS, R&TAM and R&TAMLP wish to amend the Agreement by adopting this First Amendment, thereby setting forth the agreements with respect to the conduct of the business of the Partnership and each of their rights and obligations.

                  NOW THEREFORE, in consideration of the foregoing premises, the agreements and covenants contained herein and other good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, R&TAM and R&TAMLP hereby agree as follows, all amendments to be effective as of the Amendment Date unless otherwise indicated:

 307427.1

                  (a) The definition of General Partner in Article I is amended in its entirety to read as follows:

                  ""General Partner" means R&TAM, in its capacity as the general partner of the Partnership and any successor to R&TAM as such general partner."

                  (b) The definition of Limited Partner in Article I is amended in its entirety to read as follows:

                  ""Limited Partner" means R&TAMLP, in its capacity as the limited partner of the Partnership and any successor to R&TAMLP as such limited partner."

                  (c) The definition of MLP Agreement in Article I is amended in its entirety to read as follows:

                  ""MLP Agreement" means the Amended and Restated Agreement of Limited Partnership of Reich & Tang L.P., dated as of September 15, 1993, as may be amended from time to time."

                  (d) New definitions of R&TAM and R&TAMLP are added in Article I to read as follows:

                  ""R&TAM" means Reich & Tang Asset Management,
                  Inc., a Massachusetts corporation."

                  ""R&TAMLP" means Reich & Tang Asset Management
                  L.P., a Delaware limited partnership."

                  (e) In Section 4.1(a), the words "Limited Partner" are replaced by the word "MLP" wherever such words appear.

                  (f)   Section 14.2 is deleted.



                                     -vi-
 307427.1

                  IN WITNESS WHEREOF, this First Amendment is duly executed by the General Partner and the Limited Partner as of the date first above written.


                                    REICH & TANG ASSET MANAGEMENT, INC.
                                    As General Partner


                                    By:/s/Peter D. Hansen
                                       Title:  President


                                    REICH & TANG ASSET MANAGEMENT, L.P.
                                     As Limited Partner

                                    By:  Reich & Tang Asset Management, Inc.,
                                         its general partner


                                    By:Peter D. Hansen
                                       Title:  President


Consented to:

NEW ENGLAND INVESTMENT COMPANIES, INC.


By:/s/Edward N. Wadsworth
   Title:  Executive Vice President
            and General Counsel


NEW ENGLAND INVESTMENT COMPANIES, L.P.

By:   New England Investment Companies, Inc.,
      its general partner


By:/s/Edward N. Wadsworth
   Title:  Executive Vice President
            and General Counsel


                                     -vii-
 307427.1

                               STATE OF NEW YORK
                     CERTIFICATE OF AMENDMENT OR CHANGE OF

                        REICH & TANG DISTRIBUTORS L.P.

                           UNDER SECTION 121-903 OF
                      THE REVISED LIMITED PARTNERSHIP ACT


1.    The name of the limited partnership is:  Reich & Tang
      Distributors L.P.

2. The jurisdiction of organization of the foreign limited partnership is: Delaware

3. The date the foreign limited partnership was authorized to do business in the state was: March 4, 1991

4. The sole general partner of the foreign limited partnership has been deleted, and a new general partner is being substituted. The new general partner is: Reich & Tang Asset Management, Inc., 600 Fifth Avenue, New York, New York 10020. Such change has been effected under the laws of the jurisdiction of organization on October 1, 1994.

                  IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed and subscribed and does affirm the foregoing as true under the penalties of perjury this day of October, 1994.

                                    REICH & TANG DISTRIBUTORS L.P.

                                    By:  Reich & Tang Asset Management, Inc.,
                                         General Partner


                                    By:/s/Edward N. Wadsworth
                                       Edward N. Wadsworth, Clerk


 307427.1

                           CERTIFICATE OF AMENDMENT
                                      TO
                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                        REICH & TANG DISTRIBUTORS L.P.


                  Reich & Tang Distributors L.P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the "Act"), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act, hereby certifies that effective on October 1, 1994, Paragraph 3 of the Certificate of Limited Partnership is amended to read in its entirety as follows:

                  3. General Partner. The name and the business address of the sole general partner of the Partnership is:
      Reich & Tang Asset Management, Inc., 600 Fifth Avenue, New York, New York 10020.

                  IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a general partner thereunto duly authorized as of the 1st day of October, 1994.

                                    REICH & TANG DISTRIBUTORS L.P.

                                    By:  Reich & Tang Asset Management, Inc.,
                                         General Partner


                                    By:  /s/Peter D. Hansen
                                    Name:  Peter D. Hansen
                                    Title:  President


 307427.1